Exhibit 16.1     Letter from David A. Aronson, CPA, P.A., pursuant to Item 304 of Regulation S-K

David A. Aronson, CPA, P.A.

17071 West Dixie Highway

North Miami Beach, FL 33160

August 19, 2015

United States Securities & Exchange Commission

100 F Street, NE

Washington, D.C.20549

Ladies & Gentlemen:

We have read the disclosures on the Form 8K report of OptiLeaf, Incorporated dated September 18, 2015 and we are in agreement with the statements contained therein, as they pertain to our engagement and subsequent dismissal.

Very truly yours,

/s/ David A. Aronson, CPA, P.A.